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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-       ) pertaining to the Stock Option Plan of Film Roman,
Inc. of our report dated May 16, 1996 (except Note 1, as to which the date is September 27, 1996), with respect to the financial statements of Film Roman, Inc. for the year ended December 31, 1995 included in its Registration Statement on Form S-1 (Reg. No. 333-03987), filed with the Securities and Exchange Commission (the Commission), as amended by Amendment No. 3 filed with the Commission on September 30, 1996.

                                                  ERNST & YOUNG LLP

Los Angeles, California
January 3, 1997